UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013 (May 7, 2013)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 North Sam Houston Parkway East, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 7, 2013.  Three proposals, as described in the Company’s Proxy Statement dated March 28, 2013, were voted upon at the meeting. The following is a brief description of the matters voted upon and the final voting results.

●      Election of Director Nominees.

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Owen Kratz	83,166,698	6,137,716	—	8,146,846
John V. Lovoi	87,681,563	1,622,851	—	8,146,846
Jan Rask	87,694,665	1,609,749	—	8,146,846

Each of the directors received the affirmative vote of a plurality (as well as a majority) of the shares cast and were elected as Class I directors for three-year terms expiring on the later of the annual meeting of shareholders in 2016 or a successor being elected and qualified.

●      Approval on a non-binding advisory basis, of the 2012 compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
88,367,716	789,719	146,979	8,146,846

This proposal received a majority of the votes cast; accordingly the shareholders approved the 2012 compensation of our named executive officers on a non-binding advisory basis.

●      Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accountant for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,146,271	4,278,567	26,422	0

This proposal received a majority of the votes cast; accordingly, the shareholders ratified the appointment of Ernst & Young LLP as Helix’s independent registered public accounting firm for 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 8, 2013

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President and General Counsel